SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                EMPS CORPORATION
                                ----------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: Common

2) Aggregate number of securities to which transaction applies: 27,089,700

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $.90, which is equal to the average of the bid and the ask price of the Registrant's securities on April 22, 2001.

4) Proposed maximum aggregate value of transaction: $24,380,730

5) Total fee paid: $2,243.03

[X] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount previously paid:_____________________________________________
         2) Form, Schedule or Registration Statement No.:_______________________
         3) Filing Party:_______________________________________________________
         4) Date Filed:_________________________________________________________

                                EMPS CORPORATION
                            875 DONNER WAY, UNIT 705
                           SALT LAKE CITY, UTAH 84108


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         A special meeting of stockholders of EMPS Corporation will be held at the offices of Poulton & Yordan, 136 East South Temple, Suite 1700-A, Salt Lake City, Utah on May 29, 2002, at 10:00 a.m., local time, for the following purposes:

         1. To ratify an Agreement and Plan of Reorganization, dated as of February 28, 2002, between EMPS Corporation, a Nevada corporation, and Caspian Services Group Limited, a British Virgin Islands corporation, whereby EMPS Corporation shall acquire all of the issued and outstanding common shares of Caspian Services Group Limited in exchange for 27,089,700 restricted common shares of EMPS Corporation and Caspian Services Group Limited shall be become a wholly owned subsidiary if EMPS;

         2. To elect three Directors to the Company's Board of Directors. The Directors will be elected to serve for a period of one year and until their successors shall have been elected and qualified;

         3. To ratify our EMPS Corporation 2002 Stock Option Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code;

         4. To ratify the selection of David T. Thomson, P.C. as independent auditor of EMPS Corporation for the 2002 fiscal year; and

         5. To transact any other business as may properly come before the meeting or at any adjournment thereof.

         Our board of directors has fixed the close of business on April 15, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on April 15, 2002 will be entitled to notice of, and to vote at, the special meeting of stockholders. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters, 875 Donner Way, Unit 705, Salt Lake City, Utah 84108.

         All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the special meeting of stockholders, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the

United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.


                             YOUR VOTE IS IMPORTANT

         IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                           By order of the board of directors,

                                           /s/ LOUIS NAEGLE
                                           ------------------------------
                                           LOUIS NAEGLE
                                           President


May 7, 2002

                                EMPS CORPORATION
                            875 DONNER WAY, UNIT 705
                           SALT LAKE CITY, UTAH 84108


                                 PROXY STATEMENT

                                     GENERAL

         Solicitation of Proxies. The accompanying proxy is solicited by and on behalf of our Board of Directors (the "Board") in connection with the Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 a.m., local time, on May 29, 2002, and at any adjournments thereof. The Special Meeting will be held at the law offices of Poulton & Yordan, 136 East South Temple, Suite 1700-A, Salt Lake City, Utah. Our principal executive offices are located at 875 Donner Way, Unit 705, Salt Lake City, Utah 84108. This proxy statement and the enclosed proxy are being mailed on or about May 8, 2002 to stockholders of record as of the close of business on April 15, 2002.

         Cost of Solicitation. We will bear the costs of soliciting proxies. In addition to the use of the mails, our directors or officers may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our Common Stock.

         Outstanding Voting Shares. Stockholders of record will be entitled to vote at the Special Meeting. As of April 15, 2002 there were 2,910,300 shares of Common Stock outstanding and entitled to notice and to vote. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders.

         Vote Required for Approval. Shares of Common Stock will vote with respect to each proposal. Under our Bylaws, Proposals 1, 2, 3, 4 and 5 each requires the affirmative vote of a majority of the votes eligible to be voted by holders of shares represented at the Special Meeting in person or by proxy. With respect to Proposal 2 votes may be cast by a stockholder in favor of the nominee or withheld. With respect to Proposals 1, 3, 4 and 5 votes may be cast by a stockholder in favor or against the Proposals or a stockholder may elect to abstain. Votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter.

         Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non- votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved

         Voting Your Proxy. Proxies in the accompanying form, properly executed and received at our principle executive office prior to the Special Meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Special Meeting will be voted FOR Proposals 1, 2, 3, 4 and 5. You may revoke your proxy by giving written notice of revocation to our Secretary at any time before it is voted, by submitting a later-dated proxy or by attending the Special Meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose.

         Revocability of Proxies. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date at our principal executive office at 875 Donner Way, Unit 705, Salt Lake City, Utah 84108, Attention: Secretary, or your proxy may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

         Dissenters' Right of Appraisal. Pursuant to Nevada corporation law, the actions contemplated to be taken at the Special Meeting do not create appraisal or dissenters' rights.

         Security Ownership of Directors and Executive Officers. The following table sets forth the beneficial ownership our Common Stock as of April 15, 2002, for each director and nominee, our President, the other executive officers, and for all directors and executive officers as a group.

--------------------------------------------------------------------------------
                                                              Options Currently
                                                                  Exercisable
Name                                Common Stock             or within 60 days
--------------------------------------------------------------------------------
Louis Naegle                               0                           0
Timothy L. Adair                           0                           0
Mirgali Kunayev*                           0                           0
Paul A. Roberts*                           0                           0
Marat Cherdabayev                          0                           0
All directors and executive
officers as a group (2)                    0                           0
--------------------------------------------------------------------------------
* Of the 27,089,700 restricted common shares to be issued to the Caspian shareholders pursuant to the Agreement, 14,086,644 will be issued to Petroleum Group Services Limited and 3,250,764 will be isssued to Mr. Roberts. Beneficial ownership of the shares to be issued to Petroleum Group Services Limited may be attributed to Mr. Kunayev.

         Security Ownership of Certain Beneficial Owners. As of April 15, 2002, our records and other information made available by outside sources indicated that the following stockholders were beneficial owners of more than five percent of our outstanding shares of Common Stock.

--------------------------------------------------------------------------------


Name                                        Shares             Percent of Class
--------------------------------------------------------------------------------
Particle Separation Technologies L.C.       2,400,000                 86%
3500 Pine Valley Road
Woodland, Utah 84036

--------------------------------------------------------------------------------

         The Stephen & Jill Smoot Family Trust is the beneficial owner of Particle Separation Technologies, L.C. Therefore, shares that are in the registered name of Particle Separation Technologies, L.C., are counted as shares owned by The Stephen & Jill Smoot Family Trust. Stephen Smoot and Jill Smoot are the trustees of the Stephen & Jill Smoot Family Trust, which was established for the benefit of their six children. As trustees, Mr. and Mrs. Smoot have voting and investment power over the shares held in the Trust and may be deemed to be the beneficial owners of the shares held by the Trust.

         Meetings and Committees of the Board. Our Board currently has no standing Committees.

         During 2001 there were six meetings of the Board. All Directors attended 75% of the meetings of the Board.

         Compensation of Directors and Officers. To date, no Director of Officer has received any compensation for his services to our company. We currently have not adopted any type of Director or Officer compensation plan.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose any statements contained in this Proxy Statement that are not statements of historical fact may be deemed to be forward- looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology is intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our company's control. These factors include but are not limited to economic conditions generally and in the industries in which our company may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure by our company to successfully develop business relationships.


                                  PROPOSAL ONE:

             RATIFY AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN
              EMPS CORPORATION AND CASPIAN SERVICES GROUP, LIMITED

         You are being asked to ratify the Agreement and Plan of Reorganization, (the "Agreement") dated February 28, 2002, between the Company and Caspian Services Group, Limited, a privately-held British Virgin Islands corporation ("Caspian"), pursuant to which we will issue our Common Stock in exchange for all of the issued and outstanding shares of Caspian Common Stock. A copy of the Agreement and Plan of Reorganization is attached as Exhibit A to this Proxy Statement.

         Pursuant to the Agreement, Caspian will sell, assign, transfer and deliver to us 100% of the issued and outstanding Caspian Common stock, in exchange we will issue to the shareholders of Caspian an aggregate of 27,089,700 shares of our restricted Common Stock such that the Caspian shareholders will own 90% of the total issued and outstanding shares of our Common Stock immediately after the Closing. Caspian shall become our wholly owned subsidiary.

                                     GENERAL

         The following information describes material aspects of the reorganization. This description does not provide a complete description of all the terms and conditions of the Agreement. It is qualified in its entirety by the text of the Agreement and Plan of Reorganization, which is attached as Exhibit A to this Proxy Statement, and is incorporated herein by this reference. You are urged to read the Exhibit in its entirety.

         Plan of Reorganization.

         The Agreement provides that upon closing, Caspian shareholders will own, in the aggregate, ninety percent (90%) of the stock of our company on a fully diluted basis. The total number of our shares to be issued to Capian shareholders is 27,089,700. No fractional shares of our Common Stock will be issued in connection with the Agreement. Each share of our Common Stock issued and outstanding immediately prior to Closing of the Agreement will remain outstanding and be unaffected by the Agreement.

         Effective Time of the Agreement.

         The Agreement will be pursuant to the applicable provisions of the laws of Nevada and the British Virgin Islands with respect to stock issuance and in accordance with the Agreement. The Effective Time will occur as promptly as practicable after ratification by the shareholders, election of the new directors and all other conditions to the Agreement have been satisfied or waived. It is anticipated that the Agreement will be consummated in May or June 2002.

         Certain Tax Consequences.

         The Agreement and Plan of Reorganization is intended to be a tax-free reorganization in which no gain or loss will be recognized by our shareholders.

         Contact Information.

         If you have any questions about the Agreement or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, you should contact:

                                EMPS Corporation
                               Attn: Louis Naegle
                            875 Donner Way, Unit 705
                           Salt Lake City, Utah 84108.
                  Telephone: (801) 582-7600 Fax: (801) 582-8600

         Regulatory Approvals

         Consummation of the Agreement does not require any regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this Proxy Statement.

         Information about Caspian Services Group, Limited

         Caspian was incorporated in the British Islands on December 22, 1999, and has been primarily engaged in providing services to the oil and gas industry in the Republic of Kazakhstan. Caspian carries out its primary business activities from its branch located in Aktau, Kazakhstan, which has been registered with the Ministry of Justice of the Republic of Kazakhstan since April of 2000. Caspian currently employs 32 persons.

         In recent years, the Republic of Kazakhstan has undergone substantial political and economic changes which have created an emerging market. As a result, Kazakhstan in general, has been successful in attracting investment interest from oil and gas exploration and development companies. We believe that the current infrastructure in Kazakhstan is insufficient to support and service the new interest and investments being made by the oil and gas companies. We hope to position Caspian to provide a range of services to these oil and gas companies.

         The current services provided by Caspian include the chartering of a fleet of three specialized shallow draft vessels; the Baskunchak, Caspian Yelena and Caspian Maria (collectively the "Vessels"). Baskunchak and Caspian Yelena are currently in operation and Caspian Maria is expected to arrive and commence operations in the second quarter of 2002. The Vessels are uniquely suited to work in the shallow waters of the northeast Caspian Sea. These Vessels are chartered by, and provide support services to, oil and gas contractors in the Kazakh sector of the North Caspian Sea. The associated support services include maintenance and upkeep of the Vessels, staffing the Vessels with a marine crew, accommodations and meals on the Vessels, laundry and other related services to those on the Vessels.

         In addition, Caspian is a partner in two joint ventures located in the Port of Bautino on the Caspian Sea. The Port of Bautino is the northernmost bay in the Caspian Sea that does not freeze during the winter months.

         Caspian's first joint venture in the Port of Bautino is a water desalinization plant which purifies, bottles and markets and sells water. The second joint venture is a development company which is constructing a hotel that the joint venture will manage and operate. Caspian expects the first phase of the hotel to be completed by the end of the second quarter of 2002.

         Caspian plans to expand its marine fleet to include supply, work and survey vessels as well as barges and tug boats. As part of a natural progression Caspian plans to develop a marine base on real property it currently owns in the Port of Bautino. Eventually Caspian desires to also develop an emergency response service that would react to offshore oil spills on the Caspian Sea. Finally, Caspian is considering the development of an offshore seismic exploration program.

         Caspian's competition includes varying local companies to large worldwide corporations. We expect competition to be intense. Caspian's offshore division currently has no known local competition, but does have to compete with many larger foreign companies. We believe that Caspian has an advantage over these larger companies because it has extensive experience operating vessels in the Caspian Sea and conducting business within and complying with the laws and regulations of the Republic of Kazakhstan. In addition, Caspian has developed strong relationships with government authorities and other local companies.

         Information about EMPS Corporation

         EMPS Corporation was incorporated under the laws of the state of Nevada on July 14, 1998, for the purpose of researching and developing commercial applications for patented technology for a high frequency eddy current separator ("HFECS"). We are working to develop a prototype primarily for use in commercially separating nonmagnetic particulate materials for use in recovering metals at foundries and smelters. We anticipate our HFECS prototype will be capable of separating one ton of particles per hour.

         Currently, no known system or method exists in industry for commercially separating nonmagnetic fine particulate material, such as gold, from other materials without chemicals, heat or water. These methods are expensive and potentially can be environmentally unsafe. Our HFECS technology uses novel principles that allow separation of electrically conductive, nonmagnetic fine particles in a laboratory setting. The HFECS technology accomplishes electrodynamic separation of nonmagnetic free-flowing materials by introducing the material into a region of magnetic field gradient that fluctuates with time. The variable field induces magnetic dipoles in the conducting particles of the material, producing electrodynamic forces that deflect the electrically conductive particles from the imposed magnetic field. Therefore, when feed material is passed through the magnetic field, the conducting particles are separated from the feed material.

         During fiscal 2000, we filed an application for a research grant with the Department of Energy, through its Office of Industrial Technologies 2000 Invention and Innovations Program. We were awarded a research grant in the amount of one hundred ninety-nine thousand dollars ($199,000) on or about January 16, 2001. This grant is only to be used to research and develop the HFECS particle separation technology. In 2001, we entered into an agreement with Altaire Holdings, L.C., to assist in the design, fabrication and testing of the initial prototype. Altaire Holdings is an electronic lab in Ogden, Utah. It is estimated that the work to be done by Altaire Holdings will cost about $62,000. As of December 31, 2001, we had spent approximately $62,000 of the grant money, of which $42,000 was paid to Altaire Holdings and $20,000 in project management fees were paid to Stephen Smoot, a related party. In 2001, we also entered into a Subcontract Agreement with the University of Utah Department of Metallurgical Engineering, which will continue in effect until August 2003. Pursuant to this Agreement, the University of Utah will test equipment design and implementation, test the working prototype and perform all necessary data analysis and computer modeling. The University of Utah will also assess and develop a plan for commercializing the HFECS technology. The University of Utah will receive $104,968. As of December 31, 2001, the University of Utah had performed no services.

         On January 30, 2001, our company formed a wholly owned subsidiary, EMPS Research Corporation, a Utah corporation ("ERC"). On February 14, 2001, in exchange for 1,000,000 restricted common shares of ERC, we assigned our three patents to ERC. Since that time, ERC has managed the research and development of the test prototype equipment for our company.

         Our common stock is publicly traded on the NASD Over-the-Counter Bulletin Board under the symbol "EPSC".

         Plan for Future Operations After the Reorganization

         Following the reorganization, we will maintain our principle executive offices in Salt Lake City, Utah. Caspian will maintain its offices in Almaty, Kazakhstan and will continue to pursue its current business operations. We will also continue the development and marketing of our HFECS technology, through our wholly owned subsidiary EMPS Research Corporation. The operations of EMPS Research Corporation will also remain in Utah.

         Basis for Board Recommendation of Approval

         Our Board of Directors voted unanimously to approve and adopt the Agreement and Plan of Reorganization and determined that the Agreement and the reorganization are advisable, fair to and in the best interest of our company and our stockholders.

         In reaching its decision to recommend the Agreement, our Board concluded that the opportunities available in Kazakhstan and the Caspian Sea region provide an excellent business opportunity for us and our shareholders. As our company is publicly traded, our Board also believes the reorganization may provide a source of funds for future capital expenditures not currently available to Caspian. For these reasons, the Board believes this Agreement and Plan of Reorganization provides an opportunity for achieving increased stockholder value.

         Risk Factors

         Current our shareholders will face substantial dilution of their ownership interest in our company as a result of the Agreement and Plan of Reorganization.

         To date, we have not been profitable and Caspian realized only minimal profits during the past fiscal year. Both companies, as well as the combined company, will be dependent for a significant period of time on additional investment capital to fund operating expenses and development costs before achieving profitability. The Company believes it will be able fund its operating expenses for fiscal year 2002 out of funds received from its initial public offering and moneys to be received under its Department of Energy grant. Since its inception, Caspian has covered its operating expense shortfall through additional contributions from its control shareholders. Although no formal agreement has been entered between the Company and the Caspian control shareholders, it is anticipated that any shortfall for fiscal year 2002 will be covered by additional contributions from such shareholders unless funds are recieved from other funding sources. Because the combined entity will have greater capital requirements, the fund- raising burden may be greater. While it is anticipated that the combined entity will be more attractive to investors for a variety of reasons, there can be no guarantee that the combined entity will be able to meet its funding needs. In part, this is because the availability of funds is a result of a variety of factors, many of which are beyond our control, including volatility in the public capital markets. Our success may also be affected by general economic conditions.

         We face the risk that our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical, management and other resources than we do. Some of our competitors have and may continue to dedicate substantially more resources to business development than we can. We expect that our competition will further intensify in the future. Increased competition may result in reduced operating margins, loss of market share and diminished future potential for profitability.

         Combining the management, and corporate cultures of two companies can be a source of conflict and often results in the departure of employees who may be important to the success of the combined company. Of particular concern in this instance is the fact that our current operations are and will remain in Utah, while Caspian's principle operations are and will remain in Kazakhstan and the Caspian Sea region. There is the possibility for significant barriers to integration such as language and time and cultural differences. The extent to which these problems may arise is difficult to predict. It is equally difficult to predict the extent to which problems that arise can be effectively resolved. We hope that the new board members nominated for election will be capable of competently addressing and resolving such conflicts as they arise.

         We will also be subject to the risks of war, sabotage and terrorism. The impact that the terrorist attacks of September 11, 2001 may have on the energy industry in general and on Caspian in particular, is not known at this time. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may affect the operations of Caspian in unpredictable ways, including changes in the insurance markets, disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, refineries, electric generation, transmission and distribution facilities, could be direct targets or, or indirect casualties of, an act of terror. War or risk of war may also have an adverse effect on the economy.

         Instability in the financial markets as a result of war, sabotage or terrorism could also affect our ability to raise capital and could also adversely affect the oil, gas and power industries and restrict their future growth.

         While there we face significant risks, it is the conclusion of management that the benefits associated with the Agreement and Plan of Reorganization outweigh the risks. No assurance, however, can be given that we will ultimately be successful.

         Financial Information

         Prior to entering into the Agreement and Plan of Reorganization with Caspian, we had minimal assets and revenues during the most recent fiscal year. Pro forma financial statements, which serve to state the results of the fiscal year end as if the two companies had combined operations, would not differ in any material way from the financial statements of our company. Therefore combined pro forma financial statements are not included.

         Following are the most recent audited financial statements of EMPS Corporation and for Caspian Services Group, Limited for the year ended December 31, 2001:

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                       CONSOLIDATED FINANCIAL STATEMENTS

                                      WITH

                          INDEPENDENT AUDITOR'S REPORT


                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                                    CONTENTS


                                                                      PAGE


Independent Auditor's Report                                           F-3

Consolidated Balance Sheets                                            F-4

Consolidated Statements of Operations                                  F-5

Consolidated Statement of Stockholders' Equity                         F-6

Consolidated Statements of Cash Flows                                  F-7

Notes to Consolidated Financial Statements                           F-8 - F-11

Independent Auditor's Report


Board of Directors
EMPS CORPORATION


I have audited the accompanying consolidated balance sheets of EMPS Corporation and subsidiary (development stage companies) as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000 and the period from inception (July 14, 1998) to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EMPS Corporation and subsidiary (development stage companies) at December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2001 and 2000 and the period from Inception (July 14, 1998) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ David T. Thomson, P.C.
Salt Lake City, Utah
January 30, 2002

                         EMPS CORPORATION AND SUBSIDIARY
                          (Development Stage Companies)

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                     December 31,      December 31,
                                                                                         2001              2000
                                                                                   ---------------    --------------
CURRENT ASSETS:
     Cash on hand                                                                    $     40,835       $    50,012
     Prepaid Expenses                                                                       1,050                 -
                                                                                     ------------       -----------

               Total Current Assets                                                        41,885            50,012
                                                                                     ------------       -----------

OTHER ASSETS
     Deferred offering costs                                                                    -             5,472
     Patents, net of amortization of $180 and $130                                          4,601               670
                                                                                     ------------       -----------

               Total Other Assets                                                           4,601             6,142
                                                                                     ------------       -----------

TOTAL ASSETS                                                                         $     46,486       $    56,154
                                                                                     ============       ===========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                                $     59,810       $    26,138
     Accrued interest payable                                                                   -               514
     Franchise tax payable                                                                    100                 -
     Deferred revenue                                                                       3,231                 -
     Due to Parent                                                                              -             5,051
                                                                                     ------------       -----------

               Total Current Liabilities                                                   63,141            31,703
                                                                                     ------------       -----------

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock; $.001 par value, 50,000,000
       shares authorized, 865,100, and 850,000
       shares issued and outstanding respectively                                             865               850
     Additional paid-in capital                                                            32,630            26,907
     Deficit accumulated during the development stage                                     (50,150)           (3,306)
                                                                                     ------------       -----------

               Total Stockholders' Equity (Deficit)                                       (16,655)           24,451
                                                                                     ------------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                                          $     46,486       $    56,154
                                                                                     ============       ===========

                                                EMPS CORPORATION AND SUBSIDIARY
                                                  (Development Stage Companies)

                                              CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                     For the              For the           Cumulative
                                                                    Year Ended           Year Ended         During The
                                                                   December 31,         December 31,        Development
                                                                       2001                 2000               Stage
                                                               -----------------    -----------------   ----------------
REVENUE                                                            $       -             $      -         $       -

EXPENSES
     General and administrative                                       47,610                  795            48,994
     Amortization expense                                                184                   54               414
                                                                   ---------             --------         ---------

          Total Expenses                                              47,794                  849            49,408
                                                                   ---------             --------         ---------

NET INCOME (LOSS) FROM OPERATIONS                                    (47,794)                (849)          (49,408)

OTHER INCOME (EXPENSE)
     Grant revenue, net of grant expenses of $62,157,
       $-0-, and $62,157                                                   -                    -                 -
     Interest income                                                     978                   22             1,000
     Other income                                                         51                    -                51
     Interest expense                                                    (79)                (446)             (684)
                                                                   ---------             --------         ---------

          Total income (expense)                                         950                 (424)              367
                                                                   ---------             --------         ---------

NET INCOME (LOSS) BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE                                          (46,844)              (1,273)          (49,041)
     Cumulative effect of accounting change
     for organization costs                                                -                    -            (1,109)
                                                                   ---------             --------         ---------

NET INCOME (LOSS)                                                  $ (46,844)            $ (1,273)        $ (50,150)
                                                                   =========             ========         =========

EARNINGS (LOSS) PER SHARE BEFORE ACCOUNTING CHANGE                 $   (0.05)            $  (0.00)        $   (0.06)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                     -                    -             (0.00)
                                                                   ---------             --------         ---------

EARNINGS (LOSS) PER SHARE                                          $   (0.05)            $  (0.00)        $   (0.06)
                                                                   =========             ========         =========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                        863,842              804,167           819,905
                                                                   =========             ========         =========

                                         EMPS CORPORATION AND SUBSIDIARY
                                          (Development Stage Companies)

                                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          For The         For The       Cumulative
                                                                         Year Ended      Year Ended     During The
                                                                        December 31,    December 31,    Development
                                                                            2001            2000           Stage
                                                                       --------------- --------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Cash from grant                                                        $  68,228        $      -      $  68,228
     Cash from interest received                                                  978              22          1,000
     Cash from other income                                                        50               -             50
     Cash paid for interest                                                       (79)              -            (79)
     Cash paid for grant expenses                                             (62,157)              -        (62,157)
     Cash paid for expense                                                    (21,171)           (245)       (21,663)
                                                                            ---------        --------      ---------

          Total cash used in operating activities                             (14,151)           (223)       (14,621)
                                                                            ---------        --------      ---------

CASH FLOW FROM INVESTING ACTIVITIES:
     Patents                                                                   (4,115)              -         (4,115)
     Organization costs                                                             -               -         (1,000)
                                                                            ---------        --------      ---------

          Total cash used in investing activities                              (4,115)              -         (5,115)
                                                                            ---------        --------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Capital contributed to the Company                                             -               -          1,000
     Advances (payments) from Parent                                           (5,051)          1,340              -
     Sale of common stock for cash                                             15,100          50,000         65,100
     Deferred offering costs                                                     (960)         (1,105)        (5,529)
                                                                            ---------        --------      ---------

          Total cash provided by financing activities                           9,089          50,235         60,571
                                                                            ---------        --------      ---------

NET INCREASE (DECREASE) IN CASH                                                (9,177)         50,012         40,835

CASH - BEGINNING OF PERIOD                                                     50,012               -              -
                                                                            ---------        --------      ---------

CASH - END OF PERIOD                                                        $  40,835        $ 50,012       $ 40,835
                                                                            =========       =========      ========

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
   PROVIDED (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                                           $ (46,844)       $ (1,273)     $ (50,150)
                                                                            ---------        --------      ---------

Adjustment to reconcile net income (loss) to net
     cash provided (used) by operating activities
          Cumulative effect of accounting change                                    -               -          1,109
          Amortization of organization and patent costs                           185              54            414
          Change in assets and liabilities
            (Increase) in prepaid expense                                      (1,050)              -         (1,050)
            Increase in deferred revenue                                        3,231               -          3,231
            Increase (decrease) in accrued interest                              (514)            386              -
            Increase in franchise tax payable                                     100               -            100
            Increase (decrease) in accounts payable                            30,741             610         31,725
                                                                              -------            ----        ------

                    Total Adjustments                                          32,693           1,050         35,529
                                                                              -------          ------        ------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                            $ (14,151)       $   (223)     $ (14,621)
                                                                            =========        ========      =========

NONCASH TRANSACTIONS
     Part of consideration to purchase Subsidiary shares                    $       -        $      -      $   2,636
                                                                            =========        ========      =========
     Accounts payable for organizations costs                               $       -        $      -      $     209
                                                                            =========        ========      =========
     Accounts payable for deferred offering costs                           $       -        $ 19,838      $  29,670
                                                                            =========        ========      =========
     Commons stock issued for assignment of patents                         $       -        $      -      $     800
                                                                            =========        ========      =========

                                         EMPS CORPORATION AND SUBSIDIARY
                                          (Development Stage Companies)

                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                            Deficit
                                                                                                          Accumulated
                                                                        Common Stock        Additional     During The
                                                                  ------------------------    Paid-in      Development
                                                                    Shares       Amount       Capital         Stage
                                                                  ------------ ------------ ------------ ----------------
BALANCE, July 14, 1998 (inception)                                         -       $   -     $      -         $       -

Shares issued to parent in exchange for assignment
  of patents at par value of $.001 per share,
  July 14, 1998                                                      800,000         800            -                 -

Capital contributed to the Company to pay costs                            -                    1,000

Net income (loss) from inception (July 14, 1998) to
  December 31, 1998                                                        -           -            -              (120)
                                                                     -------       -----     --------         ---------

BALANCE, December 31, 1998                                           800,000         800        1,000              (120)

Net income (loss) for the year ended
  December 31, 1999                                                        -           -            -            (1,913)
                                                                     -------       -----     --------         ---------

BALANCE, December 31, 1999                                           800,000         800        1,000           (2,033)

Issuance of shares for cash pursuant to
  public offering of common stock at $1.00
  per share on December 25, 2000                                      50,000          50       49,950                 -

Offering costs associated with shares issued                               -           -      (24,043)                -

Net income (loss) for the year ended
  December 31, 2000                                                        -           -            -            (1,273)
                                                                     -------       -----     --------         ---------

BALANCE, December 31, 2000                                           850,000         850       26,907            (3,306)

Issuance of shares for cash pursuant to the completion
  of a public offering of common stock at $1.00
  per share on January 31, 2001                                       15,100          15       15,085                 -

Offering costs associated with shares issued
  issued                                                                   -           -       (9,362)                -

Net income (loss) for the year ended
  December 31, 2001                                                        -           -            -           (46,844)
                                                                     -------       -----     --------         ---------

BALANCE, December 31, 2001                                           865,100       $ 865     $ 32,630         $ (50,150)
                                                                     =======       =====     ========         =========

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - EMPS Corporation (The Company) was organized under the laws of the State of Nevada on July 14, 1998 and has elected a fiscal year end of December 31st. The Company was formed for the purpose of furthering development and marketing of patented technology for commercially separating nonmagnetic particulate material from other materials without heat or water. On January 31, 2001, the Company formed a wholly owned subsidiary by issuing cash and other consideration for all of the issued and outstanding shares of EMPS Research Corporation (Research) (See note 9). The Company and its Subsidiary have not commenced planned principle operations and are considered development stage companies as defined in SFAS No. 7. The Company has acquired three patents having to do with the business purpose outlined above.

         Financial statements - The accompanying financial statements include only the accounts of EMPS Corporation and it's wholly-owned subsidiary (Research) and are not presented on a consolidated basis with Particle Separation Technologies, L.C., (PST) which is its Parent Company. At December 31, 2001 and 2000, PST owned 92.5%, and 94% of the common stock of EMPS Corporation respectively.

         Consolidation Policy - The consolidated balance sheet, statement of operations, and statement of cash flows at December 31, 2001, include the accounts of the Company and it's wholly-owned subsidiary (Research). The consolidated statement of operations and statements of cash flows at December 31, 2001 and 2000 excludes the Research financial information because Research was not in existence at that time. Intercompany transactions and balances have been eliminated in consolidation.

         Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

         Organization Costs - The Company was amortizing its organization costs, which reflected amounts expended to organize the Company, over sixty
         (60) months using the straight-line method. In 1998, the Accounting Standards Executive Committee (AsSEC) of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Cost of Start-up Activities." The SOP requires costs of start-up activities and organization costs to be expensed as incurred. During 1999, the Company adopted the SOP and recognized a charge for the cumulative effect of accounting change of $1,109.

         Assignment of Patent Rights - The Company is amortizing its cost associated with the acquisition of its patents over a remaining life of
         12.8 years using the straight-line method. This life is the legally remaining protected lives of the patents. Amortization expense shown from 1999 forward is for patents only.

         Income Taxes - Due to losses at December 31, 2001 and 2000, no provisions for income taxes has been made. There are deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. The difference arises from the accelerating of the write-off of organization costs for financial statement purposes as compared to amortizing over 60 months for tax purposes.

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company did not have non-cash investing activities during 2001 and 2000.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Grant revenue recognition - The DOE grant is funded on a cost reimbursement basis and payments received from the grant are treated as earned and recognized as revenue at the time expenditures reimbursable under the grant are made by the Company. The grant has provisions for advance payments. A grant receivable is recorded if expenditures exceed amounts received under the grant and deferred revenue is recorded if payments exceed costs expended under the grant.

         Reclassification - Certain accounts have been reclassified to conform with current presentation.

NOTE 2 - EQUITY TRANSACTIONS

         The Company on July 14, 1998 issued 800,000 of $.001 par value common stock to PST to acquire Patents to technology explained above in the organization footnote. The stock was valued at par value for a total acquisition cost of $800 (see Note 4). At December 31, 1998 $1,000 was contributed to the Company to pay certain cost to organize the Company. The Company has recorded the contributed capital as additional paid-in capital in its financial statements.

         Effective January 31, 2001, the Company completed a public offering of its common stock. The stock was sold at $1.00 per share. The Company sold 65,100 shares of its common stock for a total of $65,100. The direct costs of the offering were $33,405.

NOTE 3 - RELATED PARTY TRANSACTIONS

         PST (see financial statements - note 1) is providing free office space to the Company; the free rent has been determined to have only nominal value. At December 31, 2000, PST had paid in behalf of the Company certain accounting, legal and other professional fees, and other minor expenses in the amount of $5,051. These were treated as short-term advances and had accrued interest at 9% per annum until payment was made in 2001.

         The Company has no employees. Starting in the first quarter of 2001 and through the second quarter of 2001, compensation was paid to the project manager of the government grant issued to Research (see note 8) in the amount of $20,000. The project manager is a related party to Research through PST.

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - RELATED PARTY TRANSACTIONS - CONTINUED

         As of December 31, 2001 and 2000 no compensation was paid or accrued to any officers or directors of the Corporation holding Research's stock due to the fact that it is of only nominal value.

NOTE 4 - ASSIGNMENTS OF PATENTS TO THE COMPANY

         As outlined above, PST has assigned patents for its technology to the Company in exchange for common stock of the Company. The term of the assignment is for the length of time covered under the letters of Patent. At the time of the assignment, the costs of the patents were recorded at no more than the cost of the patents to PST. During the year ending December 31, 2001, the Company paid, using cash, additional legal fees on the third patent for a cost of $1,970. These patents were then assigned to Research. (See Note 9).

NOTE 5 - STOCK OPTION PLAN

         The Company has adopted a stock option plan. The total number of shares of common stock reserved and available for distribution under the Plan shall be 400,000 shares. At December 31, 2001 and 2000 no options have been granted. The Company can grant incentive stock options or non-qualified stock options. The grant-holding period, the term of the grant, the grant exercise price, when the grant can be exercisable, and the method of exercise are detailed in the stock option plan.

NOTE 6 - INCOME TAXES

         At December 31, 2001 and 2000, the Company had net federal operating losses (NOL) of $47,285 and $2,681, which can be carried forward to offset operating income. The Company's NOL's will expire between the years 2021 and 2018. Valuation allowances of $7,519 and $496 have been established for deferred tax assets associated with the above NOL's for 2001 and 2000 and for the amortizing of organization costs for tax purposes from 2000 forward. The change in the NOL allowances for 2001 and 2000 was $7,023 and $191.

NOTE 7 - DEPARTMENT OF ENERGY AWARD

         The Department of Energy (DOE), through its Office of Industrial Technologies (OIT) 2000 Inventions and Innovation (I&I) Program has awarded a grant to Research. Research's application was titled "Development of a High-Frequency Eddy-Current Separator". The grant was approved in the amount of $199,000. The project period is from February 1, 2001 to January 1, 2003. Specific amounts have been subcontracted to two entities to assist in the research to be conducted under the grant. Through December 31, 2001, Research has incurred grant expenses in the amount of $62,157.

                        EMPS CORPORATION AND SUBSIDIARY
                         (Development Stage Companies)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - FORMATION OF WHOLLY OWNED SUBSIDIARY

         On January 31, 2001, the Company formed EMPS Research Corporation (Research) as a wholly owned Subsidiary by giving cash and other consideration in exchange for 1,000,000 shares of Research common stock. Research was incorporated on January 31, 2001 in the State of Utah. The Company owns all of the issued and outstanding common shares of Research (1,000,000 shares). The consideration given by the Company to Research for its shares was $2,100 of cash, payment of organization costs of $264 on behalf of Research, and the assignment of three Patents owned by the Company to Research at their book value (historical costs) at time of assignment in the amount of $2,636. Thus, the Company paid a total price of $5,000 for the 1,000,000 shares of common stock of Research.

NOTE 9 - SUBSEQUENT EVENTS

         Subsequent to December 31, 2001, the Company's board of directors adopted a resolution to increase the authorized capital stock of the Company from 50 million shares of common stock to 150 million shares and also authorized the Company to increase its total issued and outstanding shares of common stock by effecting a three-for-one forward stock split. The Company's total issued and outstanding common stock immediately following the forward split was 2,595,300 shares. The par value of the common stock will remain at $.001 per share.

         Also subsequent to December 31, 2001, the Company had the following stock and debt transactions. The Company sold 60,000 shares of restricted common stock for cash at a price of $ .30 per share for a total amount of $18,000. The Company pursuant its Stock Option Plan and by resolution of the Board of Directors approved a grant and issuance of 140,000 common shares as complete and full payment of all outstanding legal fees to its legal counsel. The shares issued are to be valued at fair market value at time of issuance. The amount owed to legal counsel at December 31, 2001 was $55,664. After this transaction the Company has available for distribution under the Stock Option Plan 260,000 shares.

                         Caspian Services Group Limited
                              Financial Statements
                    For the year ended December 31, 2001 and
                       the period from December 22, 1999
                      (Inception date) to December 31, 2000
                      with Reports of Independent Auditors

                         Caspian Services Group Limited

                              Financial Statements
                    For the year ended December 31, 2001 and the period from December 22, 1999 (Inception date) to December 31, 2000


                                    Contents



Report of Independent Auditors..............................................F-14

Financial Statements
Balance Sheets..............................................................F-15
Statements of Operations....................................................F-16
Statements of Cash Flows....................................................F-17
Statements of Changes in Shareholders' Deficiency...........................F-18
Notes to the Financial Statements....................................F-19 - F-32

                                                        Ernst & Young
                                                        st. Furmanova 273
                                                        Almaty 480099 Kazakhstan
                                                        Phone: 7(3272) 585 960
                                                               7(3272) 585 969
                                                        Fax:   7(3272) 585 961



                         Report of Independent Auditors

To the Shareholders of Caspian Services Group Limited

We have audited the accompanying balance sheets of Caspian Services Group Limited (the "Company") as of December 31, 2001 and 2000 and the related statements of operations, changes in shareholder's deficiency and cash flows for the year ended December 31, 2001 and the period from December 22, 1999 (Inception date) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caspian Services Group Limited at December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and the period from December 22, 1999 (Inception date) to December 31, 2000 in conformity with accounting principles generally accepted in the United States.

Without modification of our opinion we draw attention to the Note 3 in the accompanying financial statements which indicates that these financial statements have been prepared on a going concern basis. The Company is dependent on the continued support of its shareholders and at December 31, 2001 had an excess of current liabilities over current assets of US$ 1,742 thousand. These factors raise substantial doubt that the Company will be able to continue as a going concern.

Ernst & Young Kazakhstan
Almaty
March 6, 2002

                                         Caspian Services Group Limited


                                                 Balance Sheets
                                               As at December 31,
                                          (In thousands of US dollars)


ASSETS                                                    Notes           2001              2000
                                                        ---------      ---------         ---------
Current Assets
  Cash and cash equivalents                                 4          $     214         $     129
  Trade accounts receivable, net of allowance
    for doubtful debts of $37 and nil as of
  December 31, 2001 and 2000                                5                296               134
  Due from related parties                                  6                105                 -
  Advances paid and other current assets                    7                138                26
                                                                       ---------         ---------
                                                                             753               289
                                                                       ---------         ---------
Non-Current Assets
Investments                                                 8                 85                 -
Property and equipment, net                                 9              5,792             1,389
                                                                       ---------         ---------
                                                                           5,877             1,389
                                                                       ---------         ---------
Total Assets                                                               6,630             1,678
                                                                       =========         =========

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Current Liabilities
  Due to related party                                     10                468               394
  Accounts payable and accrued expenses                    11                777               327
  Short-term loan                                          12                  -                 -
  Current portion of long-term debt                        13              1,250                 -

Long-Term Liabilities
  Related parties' long-term debt                          13              5,052             1,941

Shareholders' Deficiency
  Common stock (50,000 common shares authorized,
    100 issued, but unpaid, US$ 1 par value)                1                  -                 -
  Accumulated deficit                                                       (917)             (984)
                                                                       ---------         ---------
                                                                            (917)             (984)
                                                                       ---------         ---------
Total Shareholders' Deficiency and Liabilities                         $   6,630         $   1,678
                                                                       =========         =========

         Accounting policies and explanatory notes on pages 6 to 19 form an integral part of the financial statements.

                         Caspian Services Group Limited

               Statements of Operations and Comprehensive Income
                    For the year ended December 31, 2001 and the period from December 22, 1999 (Inception date) to December 31, 2000
                          (in thousands of US dollars)

                                                          Notes           2001              2000
                                                        ---------      ---------         ---------
Revenues
  Charter revenue                                                      $   2,473         $   1,887
  Mobilization/demobilization fee                                            195                84
  Accommodation and meals                                                    441               327
  Other revenues                                                              88                 -
                                                                       ---------         ---------

Total revenues                                                             3,197             2,298
                                                                       ---------         ---------

Costs and expenses
  Payroll and related taxes expenses                                        (896)             (581)
  Costs of food                                                             (113)             (221)
  Costs of fuel                                                              (71)              (31)
  Technical and marketing services expense                                  (240)             (580)
  Insurance                                                                 (114)              (65)
  Depreciation                                                              (168)              (86)
  Freight charges                                                             (1)              (88)
  Travel and entertainment expenses                                         (219)              (62)
  Telephone expense                                                          (38)              (39)
  Taxes                                                                     (108)             (128)
  Bad debt expense                                                           (37)                -
  Other operating expenses                                                  (442)             (281)
                                                                       ---------         ---------
Total costs and expenses                                                  (2,447)           (2,162)

Income from operating activities                                             750               136

Other income/(loss)
  Investments' impairment loss                              8                (11)           (1,000)
  Finance cost                                                              (249)                -
  Other income                                                                 -                27
                                                                       ---------         ---------
Net income/(loss) before income tax                                          490              (837)
                                                                       ---------         ---------
Income tax                                                 14               (423)             (147)
                                                                       ---------         ---------
Net income/(loss)                                                      $      67         $    (984)
                                                                       =========         =========

The Company does not have any items, other than net income/(loss), that qualify as comprehensive income items. Accordingly, net income/(loss) is equivalent to comprehensive income for the periods presented.


        Accounting policies and explanatory notes on pages 6 to 19 form an integral part of the financial statements.

                         Caspian Services Group Limited

                            Statements of Cash Flows
                    For the year ended December 31, 2001 and the period from December 22, 1999 (Inception date) to December 31, 2000
                          (in thousands of US dollars)


                                                                          2001              2000
                                                                       ---------         ---------
Operating activities:
Net loss                                                               $      67         $    (984)
Adjustments:
  Depreciation                                                               168                86
  Bad debt expense                                                            37                 -
  Investments' impairment loss                                                11             1,000
                                                                       ---------         ---------
                                                                             283               102
Changes in operating assets and liabilities:
  Trade accounts receivable                                                 (199)             (134)
  Due from related parties                                                  (105)                -
  Other current assets                                                      (112)              (26)
  Due to related party                                                        74               394
  Accounts payable and accrued expenses                                      450               327
                                                                       ---------         ---------
Net cash provided by operating activities                                    391               663
                                                                       ---------         ---------
Investing activities:
  Investments                                                                (96)           (1,000)
  Purchases of property and equipment                                     (4,571)           (1,475)
                                                                       ---------         ---------
Net cash used by investing activities                                     (4,667)           (2,475)
                                                                       ---------         ---------
Financing activities:
  Cash proceeds from related parties' long-term debt                       4,361             1,941
  Cash proceeds from short-term loan                                           -               300
  Repayments of short-term loan                                                -              (300)
                                                                       ---------         ---------
Net cash provided by financing activities                                  4,361             1,941
                                                                       ---------         ---------
Net increase in cash and cash equivalents                                     85               129

Cash and cash equivalents at the beginning of the period                     129                 -
                                                                       ---------         ---------
Cash and cash equivalents at the end of the year                           $ 214             $ 129
                                                                       =========         =========
Supplementary information:
Interest paid                                                                192                15
Income tax paid                                                              129               147

        Accounting policies and explanatory notes on pages 6 to 19 form an integral part of the financial statements.

                         Caspian Services Group Limited



                Statement of Changes in Shareholders' Deficiency
                    For the year ended December 31, 2001 and the period from December 22, 1999 (Inception date) to December 31, 2000
                          (in thousands of US dollars)



                                           Common      Accumulated        Total
                                            Stock        Deficit

As at December 22, 1999 (Inception date)   $    -        $    -          $    -
Net loss for the period                         -          (984)           (984)
As at December 31, 2000                    $    -        $ (984)         $ (984)
Net income for the period                       -            67              67
As at December 31, 2001                    $    -        $ (917)         $ (917)

         Accounting policies and explanatory notes on pages 6 to 19 form an integral part of the financial statements.

                         Caspian Services Group Limited
                       Notes to the Financial Statements
                    For the year ended December 31, 2001 and
    the period from December 22, 1999 (Inception date) to December 31, 2000 (all amounts are in thousands of US dollars unless otherwise stated)

1. Corporate Information

Caspian Services Group Limited (the "Company") was incorporated in the British Virgin Islands on December 22, 1999. The Company has opened a branch (the "Branch") in Aktau, Kazakhstan. The Branch was registered with the Ministry of Justice of the Republic of Kazakhstan on April 12, 2000 to carry out the activities of the Company. The Company and its Branch employed 32 people as of December 31, 2001 (2000: 28 people).

The shareholders of the Company and their shareholdings are as follows:

                                                                December 31,
                                                               2001 and 2000
                                                              ---------------
        Mohul Nominees Ltd                                          64%
        Elcan Nominees Ltd                                          36%

Mohul Nominees Limited was incorporated in the States of Jersey on October 23, 1992.

Elcan Nominees Limited was incorporated in the States of Jersey on October 23, 1992.

The total registered share capital of the Company at December 31, 2001 is US$ 50 thousand with 50,000 ordinary shares authorized and 100 shares issued. Share capital is not paid in as of December 31, 2001. The nominal value of a share is US$ 1.

The principal activities of the Company consist of the maintenance of a vessel "Baskunchak" (the "Vessel"), charter of the Vessel to the Bechtel-Enka Joint Venture and to Agip Kazakhstan North Caspian Operating Company N.V. (the "Contractors"), companies registered in Kazakhstan, and provision of associated support services to the Contractors in the Kazakh Sector of the North Caspian Sea. The associated support services are as follows:

  - Maintenance and upkeep of the Vessel;
  - Staffing of the Vessel with the Company's marine crew;
  - Provision of accommodation and meals for the Contractor's and Company's personnel on the Vessel;
  - Provision of laundry and related services to the personnel on the Vessel.

A Baskunchak Vessel Charter Contract was concluded between the Company and Bechtel-Enka J.V. on August 1, 2001. The minimum guaranteed period of charter terminated on October 31, 2001. In accordance with a term extension of contract made on October 30, 2001, the parties agreed to continue the agreement until the end of 2001. On March 6, 2002 the Company and Agip Kazakhstan North Caspian Operating Company N.V. signed a letter of intention on charter of the vessel Baskunchak for 2002.

The Company purchased another two vessels: "Caspian Yelena" and "Caspian Maria", in September and November 2001. The Caspian Maria was not put into operation during the year, as she was not transported into Kazakhstan before the year end. The vessel is scheduled to commence operations at the end of April 2002. She is currently moored in the Black See port of Azov in readiness for the opening of the Volga-Don canal in mid April. The Caspian Yelena effective on hire date commenced 26 November 2001.

                         Caspian Services Group Limited
                 Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

2. Current Economic Environment

General

In recent years, Kazakhstan has undergone substantial political and economic change. As an emerging market, Kazakhstan does not possess a well-developed business infrastructure, which generally exists in a more mature free market economy. As a result, operations carried out in Kazakhstan can involve significant risks, which are not typically associated with those in developed markets. Instability in the market reform process could subject the Company to unpredictable changes in the basic business infrastructure in which it currently operates. Uncertainties regarding the political, legal, tax or regulatory environment, including the potential for adverse changes in any of these factors could significantly affect the Company's ability to operate commercially. Management is unable to estimate what changes may occur or the resulting effect on any such changes on the Company's financial condition or future results of operations.

3. Summary of Significant Accounting Policies

Basis of presentation

These financial statements include the financial position, results of operations and cash flows of the "Company" without consolidating the financial statements of the Company's subsidiary CJSC "Bauta" ("Bauta"). The Company bought 54% of interest in Bauta in September 2000. Bauta was established on February 27, 1998 under the laws of the Republic of Kazakhstan and owns and operates a water desalinization plant in the port Bautino, on the Caspian Sea in Kazakhstan. Investments in Bauta are accounted for at the lower of the equity accounted amount and the recoverable amount.

The reason for the non-consolidation of Bauta is that the Company does not exercise control over the operating and financial policies of Bauta. Moreover the Company has no decision-making powers to obtain the majority of the benefits of the activities of Bauta nor retains the majority of the ownership risks incident to the activities of Bauta (Note 8).

The Company bought 50% of interest in Bautino Development Company LLP ("Bautino") in April 2001 from Arkashelf LLP. Bautino was established on June 22, 2000 under the laws of the Republic of Kazakhstan and is currently constructing a hotel in the port Bautino, on the Caspian Sea in Kazakhstan. The owner of the remaining 50% of interest in Bautino is Caspian Group Ltd, a company established under the laws of the British Virgin Island. Investments in Bautino are accounted for at the lower of the equity-accounted amount and the recoverable amount.

These financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP).

Comparative information

The Company was established on December 22, 1999 and started its activities in 2000. Consequently, comparative information of these financial statements presented the results of the Company's operations from the date of inception until December 31, 2000.

Reporting currency and foreign currencies' remeasurement

The Company's functional currency is the US dollar because a significant portion of its revenues, costs, property and equipment purchased, and debt and trade liabilities are either priced, incurred, payable or otherwise measured in US dollars. Accordingly, transactions and balances not already measured in US dollars (primarily Kazakh Tenge - "KZT") have been remeasured into US dollars in accordance with the relevant provisions of SFAS 52.

                         Caspian Services Group Limited
                 Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

3. Summary of Significant Accounting Policies (continued)

Reporting currency and foreign currencies' remeasurement (continued)

Under SFAS 52 revenues, costs, capital and non-monetary assets and liabilities are remeasured at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are remeasured at exchange rates prevailing on the balance sheet date. Exchange gains and losses arising from remeasurement of monetary assets and liabilities that are not denominated in US dollars are credited or charged to operations.

In Kazakhstan official exchange rates are determined daily by the National Bank of the Republic of Kazakhstan ("NBK") and are considered to be a reasonable approximation of market rates. NBK rates have been used for translation purposes in these financial statements.

The exchange rate at March 6, 2002 for one US dollar was 152.05 KZT (December 31, 2001: 150.20 KZT, at December 31, 2000: 144.50 KZT).

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern

The financial statements have been prepared on a going concern basis, which is dependent on the shareholders' and other related parties' ability to continue to provide financial support to the Company to sustain its operations for the foreseeable future. The Company at December 31, 2001 has an excess of current liabilities over current assets and negative shareholders' equity. There is therefore substantial doubt that the Company will be able to continue as a going concern and, therefore may be unable to realize its assets and discharge its liabilities in the normal course of business.

These financial statements do not include any adjustments relating to the recoverability and classification of assets, or to the amount and classification of liabilities that may be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments readily convertible to known amounts of cash and subject to insignificant risk of changes in value, i.e., cash on hand and bank deposits with less than three months to maturity.

Trade and other receivables

Trade receivables, which generally have 30-90 day terms, are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written-off as incurred. Receivables from related parties are recognized and carried at cost. Bills of exchange and promissory notes which are held to maturity are measured at amortized cost using the effective interest rate method. Those that do not have a fixed maturity are carried at cost, being the fair value of the consideration given.

                         Caspian Services Group Limited
                  Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

3. Summary of Significant Accounting Policies (continued)

Trade and settlement date accounting

All "regular way" purchases of financial assets are recognized on the "trade date", i.e., the date that the entity commits to purchase the asset. All regular way sales of financial assets are recognized on the "settlement date", i.e., the date the asset is delivered to the counterparty. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame generally established by regulation or convention in the market place.

Impairment and uncollectibility of assets

An assessment is made at each balance sheet date to determine whether there is objective evidence that an asset or group of assets may be impaired. If such evidence exists, the estimated recoverable amount of that asset is determined and any impairment loss recognized for the difference between the recoverable amount and the carrying amount.

Property and equipment

Property and equipment with useful lives greater than one year are shown in the financial statements at historical cost less accumulated depreciation.

Cost includes purchase price, duties, and directly attributable costs of bringing the property and equipment to working conditions for their intended use.

Assets start to be depreciated as soon as an asset is put into operation. The vessels are depreciated on a straightline basis over their estimated useful lives as follows:

                Vessels                          10 years

Long-lived assets

In accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows of the individual assets and consolidated cash flows for long-lived assets, not identifiable individually.

Investments in subsidiaries

Investments in the Company's subsidiaries are accounted for under the equity method of accounting and are carried in the balance sheet at the lower of the equity-accounted amount and the recoverable amount, and the pro rata share of income (loss) of associates is included in income. The Company's investments in unconsolidated subsidiaries consist of a 54% ownership interest in CJSC "Bauta", acquired during 2000 (Note 8) and of a 50% ownership interest in Bautino Development Company, acquired during 2001 (Note 8).

Trade and accounts payable

Liabilities for trade and other amounts payable, are carried at cost, which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the Company.

                         Caspian Services Group Limited
                 Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

3. Summary of Significant Accounting Policies (continued)

Loans and borrowing

All loans and borrowings are initially recognized at cost, being the fair value of the consideration received and including acquisition charges associated with the borrowing / loan.

Recognition of income

Sales are recognized when services are supplied to third parties and are recorded net of VAT.

Expense recognition

Expenses are recognized in the period in which the product or service is delivered or incurred.

Income taxes

The provision (benefit) for income taxes includes income taxes currently payable and those deferred. Under SFAS 109, "Accounting for Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for the estimated future effects of tax loss carry forwards. Deferred tax assets are reduced by a valuation allowance for any tax benefits for which it is more likely than not, that such tax benefits will not be realized.

Lease accounting

Operating lease payments due are recorded as operating lease revenues. The cost of equipment is recorded as an investment in leasing operations (property and equipment in the balance sheet) and this cost, less estimated residual value, is depreciated using the straight-line method over the term of the lease. Any allowance for doubtful operating lease accounts receivable is charged to expense and is recorded as a reduction of the lease accounts receivable carrying value.

Related parties

Related parties include the Company's shareholders, investee companies and other entities which have either the ability to control the Company or can exercise significant influence over the Company in making financial and operating decisions.

Payables to related parties are carried at cost.

Environmental costs

Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated based on ongoing engineering studies, discussions with the environmental authorities and assumptions as to the areas that may have to be remediated along with the nature and extent of the remediation that may be required.

                         Caspian Services Group Limited
                 Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

3. Summary of Significant Accounting Policies (continued)

Comprehensive income

SFAS No. 130,  "Reporting  Comprehensive  Income",  requires  the  reporting  of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income but as an adjustment to shareholders' equity. The Company does not have any items, other than net income, that qualify as comprehensive income items. Accordingly, net income is equivalent to comprehensive income for the year presented.

Recent accounting pronouncements

Accounting for derivative instruments and hedging activities

In 2000, the Financial  Accounting  Standards  Board  ("FASB")  issued SFAS 137:
"Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement 1 133", which defers the effective date of FASB Statement 1 133, Accounting for Derivative Instruments and Hedging Activities, to all fiscal quarters of all fiscal years beginning after June 15, 2000.

The Company is currently assessing the impact of this statement on its results of operations, financial position and cash flows.

4. Cash and Cash Equivalents

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Current accounts held with banks in Kazakhstan      $    198        $     98
Current account held with Royal Bank of Scotland          12              11
Cash in hand                                               4              20
                                                 --------------- ---------------
                                                    $    214        $    129
                                                 =============== ===============

The above balances are denominated in various currencies as follows:

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------
US Dollars                                          $    210        $    127
Kazakhstan Tenge                                           4               2
                                                 --------------- ---------------
                                                    $    214        $    129
                                                 =============== ===============

                         Caspian Services Group Limited
                 Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

5. Trade Accounts Receivable

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Trade accounts receivable                           $    333        $    134
Allowance for bad and doubtful debts                     (37)              -
                                                 --------------- ---------------
                                                    $    296        $    134
                                                 =============== ===============

The Company's trade accounts receivable are denominated in US dollars.

6. Related Parties Receivable

The amount of US$ 105 thousand is represented by a receivable for consulting services provided to GIS-Center LLP, a company incorporated in Kazakhstan on January 22, 1998 (US$ 100 thousand), and a receivable from CJSC Bauta (US$ 5 thousand).

7. Advances Paid and Other Current Assets

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Advances to employees                               $    104        $      -
Deferred expenses                                         34              26
                                                 --------------- ---------------
                                                    $    138        $     26
                                                 =============== ===============

The Company's advances to employees and deferred expenses are denominated in US dollars.

8. Investments

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Investments                                         $  1,096        $  1,000
Impairment of investment                              (1,011)         (1,000)
                                                 --------------- ---------------

                                                    $     85        $      -
                                                 =============== ===============

The Company bought 54% of the outstanding issued common share capital interest in CJSC Bauta ("Bauta") in September 2000. Bauta was established on February 27, 1998 under the laws of the Republic of Kazakhstan and owns and operates a water desalinization plant in the port of Bautino in West Kazakhstan.

The reason for non-consolidation of Bauta's financial statements is that the Company's control over Bauta will be temporary. The Company does not exercise control over the operating and financial policies of Bauta. Moreover the Company has no decision-making powers to obtain the majority of the benefits of the activities of Bauta nor retains the majority of the ownership risks incident to the activities of Bauta.

Investments in Bauta are accounted for under the equity method of accounting and are carried in the balance sheet at the lower of the equity-accounted amount and the recoverable amount.

                         Caspian Services Group Limited
                 Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

8. Investments (continued)

Summarized information as to assets, liabilities and results of operations of Bauta consisted of the following as of December 31, 2001 and 2000 and for the years then ended:

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Assets                                              $  2,909        $  3,027
Liabilities                                         $  4,719        $  4,550
Net loss                                            $    353        $    222

The Company has provided 5,400 common shares in Bauta as a collateral under Credit Agreement (Note 13).

The Company bought a 50% interest in Bautino Development Company LLP ("Bautino") in April 2001. Bautino was established on June 22, 2000 under the laws of the Republic of Kazakhstan and is currently constructing a hotel in the port of Bautino, on the Caspian Sea in Kazakhstan. Investments in Bautino Development Company are accounted for at the lower of the equity-accounted amount and the recoverable amount.

Summarized information as to assets, liabilities and results of operations of Bautino consisted of the following as of December 31, 2001 and for the year then ended:

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Assets                                              $    737           N/A
Liabilities                                         $    567           N/A
Net loss                                            $     25           N/A

9. Property and Equipment

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------
                                                  Machinery and   Machinery and
                                                    equipment       equipment

Cost as at December 31, 2000 and
  December 22, 1999 (Inception date)                $  1,475        $      -
Additions of Vessels                                   4,571           1,475
Disposals                                                  -               -
                                                 --------------- ---------------
Cost as at December 31, 2001 and 2000               $  6,046        $  1,475
                                                 --------------- ---------------

Accumulated  depreciation as at December 31, 2000
  and December 22, 1999 (Inception date)            $    (86)       $      -

Depreciation expense                                    (168)            (86)
                                                 --------------- ---------------
Accumulated  depreciation as at December 31, 2001
  and 2000                                              (254)            (86)
                                                 --------------- ---------------
Net book value as at as at December 31, 2001
  and 2000                                          $  5,792        $  1,389
                                                 =============== ===============

                         Caspian Services Group Limited
                 Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

9. Property and Equipment (continued)

In accordance with the Vessel Charter Contracts concluded between the Company and the Contractors the Company leases the Vessel and provides Associated Support Services ("Services") to the Contractors to support the Contractor's operations in the Caspian Sea (Note 1).

The Company purchased another two vessels: "Caspian Yelena" and "Caspian Maria", in September and November 2001 for US$ 2,523 thousand and US$ 2,048 thousand respectively.

The Company has provided the vessels "Baskunchak", "Caspian Yelena", "Caspian Maria" as collateral under a Credit Agreement (Note 13).

During the year the Company's analysis indicated that there was no impairment of its long-lived assets.

10. Due to Related Party

Amount due to related parties are represented by a liability amounting to US$ 428 thousand (2000: US$ 394 thousand) to Conaught Finance International Limited for management and technical services and a liability amounting to US$ 40 thousand (2000: nil) to Techgrand Company Limited, incorporated in Hong Kong on January 14, 1986, for consulting on investing and marketing services (Note 15).

11. Accounts Payable and Accrued Expenses

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Trade accounts payable                              $    207        $     26
Taxes other than income taxes                            403             236
Interest payable                                          57               -
Accrued expenses                                         110              65
                                                 --------------- ---------------

                                                    $    777        $    327
                                                 =============== ===============

The Company's trade accounts payable, interest payable and accrued expenses are denominated in US dollars. Taxes payable are denominated in Kazakh tenge.

12. Short-Term Loan

In accordance with the Credit Agreement dated June 6, 2000, between CJSC "ABN AMRO Bank Kazakhstan" ("Bank") and the Company, the Bank provides the Company with a credit line for working capital purposes. The amount of the credit line is US$ 300 thousand. Interest rate is 6% plus LIBOR per annum.

The loan was fully repaid on November 15, 2000.

                         Caspian Services Group Limited
                  Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

13. Related Parties' Long-Term Debt

Interest free loans

Loans from related parties comprised of the following as at December 31,

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Petroleum Group Services Limited                    $    490        $    490
Mars International Limited                             1,072           1,050
Satco International Ltd                                  166             167
Mr. L. Garrard                                             -               4
Mr. Y. Kurguzkin                                         374             230
                                                 --------------- ---------------
                                                    $  2,102        $  1,941
                                                 =============== ===============

The Company received interest free unsecured loans from its shareholders and other related parties in 2001 and in 2000. In accordance with the loan agreements the total amount of the loans at December 31, 2001 was US$ 2,052 thousand (2000: US$ 1,941 thousand). The loans have no specific repayment terms.

The Company received all loans for the purpose of supporting its operations. All loans are denominated in US dollars.

Arkashelf Ltd's loan

The Company received a loan from Arkashelf Ltd in September 2001. Arkashelf Ltd itself received a credit line from Bank CenterCredit in accordance with a Credit Agreement dated August 16, 2001, and concluded between Bank CenterCredit and Arkashelf Ltd. The Company subsequently drew down this loan for the purchase, transportation to Kazakhstan and modernization of the vessels "Caspian Yelena" and "Caspian Maria". The total amount drawn down totaled US$ 4,200 thousand. Maturity date of the loan is August 2004. Principal is payable starting June 2002. Interest is payable monthly at the rate of 16% per annum. The Company has provided the vessels "Baskunchak", "Caspian Yelena", "Caspian Maria" and 5,400 common shares in Bauta as collateral under Credit Agreement (Notes 8, 9).

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Liability falling due within one year               $  1,250        $      -
Liability falling due after one year                   2,950        $      -
                                                 --------------- ---------------
                                                    $  4,200        $      -
                                                 =============== ===============

Maturities of the Company's loan for the years ending December 31 are as follows:

                                2002                    1,250
                                2003                    1,550
                                2004                    1,400
                               Total                    4,200

                         Caspian Services Group Limited
                  Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

14. Income Tax

The following is a reconciliation of the income tax expense to the amount that would arise by applying 30% to the income before income taxes reported in the Company's financial statements for the year ended December 31, 2001 and the period from December 22, 1999 to December 31, 2000:

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

GAAP   Income  tax   expense   computed   on
  accounting  income  before  taxes  at  the
  statutory tax rates of 30%                        $    147        $   (251)

Permanent Differences:
  Non deductible expenses                                160              72

Temporary Differences:
  Investments' impairment loss                             3             300
  Difference  between  book  and tax  value of
  fixed assets                                           102              26
  Bad debt expense                                        11
                                                 ---------------- --------------
                                                         116             326

Income   tax   expense   reported   in   the
  accompanying financial statements:                $    423        $    147
                                                 ================ ==============
  Current                                           $    423        $    147
  Deferred                                          $      -        $      -

The deferred tax balances are calculated by applying the statutory tax rate of 30% in effect at the balance sheet dates to the temporary differences arising between the tax base of assets and liabilities and the amounts reported in the accompanying financial statements, and are comprised of the following as of

                                                   December 31,    December 31,
                                                      2001            2000
                                                 --------------- ---------------

Deferred Tax Assets:

Difference  between  book  and tax  value of
  fixed assets                                      $    128        $     26
  Investments' impairment loss                           303             300
  Bad debt expense                                        11               -
                                                 --------------- ---------------

Net Deferred Tax Asset as at December 31,                442             326
Valuation Allowance                                     (442)           (326)
                                                 --------------- ---------------

Net Deferred Tax Assets                             $      -        $      -
                                                 =============== ===============

                         Caspian Services Group Limited
                  Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

15. Related Parties' Transactions

For the significant related parties transactions refer to the Notes 6, 8, 10 and 13.

Other transactions with related parties during the period are represented by the following:

         o Management and technical services received from Conaught Finance International Limited, amounting to US$ 120 thousand.

         o   Administration   services   (transportation,   hotel  and   tickets
         reservation, VISA assistance, interpreter services, etc.) received from Service Help Company LLC amounting to US$ 86 thousand.

         o The Company also rendered consulting services for GIS-Center LLP amounting to US$ 100 thousand.

         o The Company received services provided by Techgrand Limited Company, amounting to US$ 120,000.

16. Financial Instruments

Fair values

The fair value of the Company's financial instruments are considered to be approximately equivalent to their carrying values.

Concentration of credit risks

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash in banks and trade accounts receivable. The Company places its bank balances in reputable banks. The balances are mainly denominated in US dollars.

During the periods ended December 31, 2001 the Company's revenue from the provision of services to Bechtel Enka (first half of 2001 to Boskalis International B.V.) amounted to 90% of total revenue of the Company (2000: to Boskalis International B.V. 100%).

Currency risks

The Vessel Charter Contract is fixed in US dollars.

17. Contingencies and Commitments

Contingencies

Legislation and regulations regarding taxation, foreign currency transactions and licensing of foreign currency loans in the Republic of Kazakhstan continue to evolve as the central Government manages the transformation from a command to a market-oriented economy. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the local tax inspectors. Instances of inconsistent opinions between local, regional and national tax authorities are not unusual.

The current regime of penalties and interest related to reported and discovered violations of Kazakhstan's laws, decrees and related regulations are severe. Penalties include confiscation of the amounts at issue (for currency law violations), as well as fines of generally 100% of the taxes unpaid. Interest is assessable at rates of generally 0.3% per day. As a result, penalties and interest can result in amounts that are multiples of any unreported taxes.

The Company believes that it has paid or accrued all taxes that are applicable. Where practice concerning the provision of taxes is unclear, the Company has accrued tax liabilities based on management's best estimate.

                         Caspian Services Group Limited
                  Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

17. Contingencies and Commitments (continued)

Contingencies (continued)

The Company policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable.

Because of the uncertainties associated with the Kazakh tax and legal systems, the ultimate amount of taxes, penalties and interest, if any, assessed may be in excess of the amount expensed to date and accrued at December 31, 2001. Although such amounts are possible and may be material, it is the opinion of the Company's management that these amounts are either not probable, not reasonably determinable, or both.

The Company's operations and financial position will continue to be affected by Kazakh political developments, including the application of existing and future legislation and tax regulations. The Company does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Kazakhstan.

Environmental costs

Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated based on ongoing engineering studies, discussions with the environmental authorities and assumptions as to the areas that may have to be remediated along with the nature and extent of the remediation that may be required. Ultimate cost to the Company is primarily dependent upon factors beyond its control such as the scope and methodology of the remedial action requirements to be established by environmental and public health authorities, new law or government regulations and the outcome of any potential related litigation.

Commitments

In accordance with the Vessel Charter Contract concluded between the Company and the Contractor on July 1, 2001 the charter period is three years plus two one-year options.

18. Subsequent Events

Vessel Charter

On March 6, 2002 the Company and Agip Kazakhstan North Caspian Operating Company N.V. signed a letter of intention on the charter of the vessel Baskunchak for 2002.

Loans

On January 7, 2002 the Company received an unsecured loan from Mr. L. Garrard, the shareholder, amounting to US$ 92 thousand for the purpose of supporting its operations, at the rate of 15% per annum. The loan has no specific repayment terms.

On February 1, 2002 the Company received an interest free loan amounting to US$ 100 thousand from Kingsgrove Industries Ltd., a company, incorporated in British Virgin Islands, for the purpose of supporting its working capital. The loan was fully repaid on February 6, 2002.

On February 6, 2002 the Company received an unsecured loan from Mr. E. Kurguzkin, the shareholder, amounting to US$ 100 thousand for the purpose of supporting its operations, at the rate of 15% per annum. The loan has no specific repayment terms.

                         Caspian Services Group Limited
                  Notes to the Financial Statements (continued)
      (all amounts are in thousands of US dollars unless otherwise stated)

18. Subsequent Events (continued)

Reorganization

In accordance with the Agreement and Plan of Reorganization (the "Agreement"), concluded in February 2002 by and between EMPS Corporation, a Nevada corporation ("EMPS"), the Company and shareholders of the Company, all outstanding shares of the Company will be acquired by EMPS in exchange for shares of EMPS. Following the reorganization, the Company will be a wholly owned subsidiary of EMPS.

                 OUR BOARD RECOMMENDS A VOTE "FOR" PROPOSAL ONE
               RATIFYING THE AGREEMENT AND PLAN OF REORGANIZATION
              DATED FEBRUARY 28, 2002, BETWEEN EMPS CORPORATION AND
                         CASPIAN SERVICES GROUP LIMITED


                                  PROPOSAL TWO:

                              ELECTION OF DIRECTORS

         The election of the Board will take place at the Special Meeting. Our current Board contains two members. In accordance with our Articles of Incorporation, our Board will be increased in size to three.

         Each of the following persons, none of whom are currently members of our Board of Directors, has been nominated as a director for one year and until his successor is chosen and qualified.

         Mirgali Kunayev. Mr. Kunayev has been a Vice President for Caspian Services Group, Limited since 2000. Mr. Kunayev's primary responsibilities include marine oil operations support, construction of infrastructure within the Caspian region and negotiation of service contracts. From 1998 to 2000, Mr. Kunayev was the President of OJSC Kazakhstancaspishelf. During that time he worked collaboratively on the international project JNOC-KazakhOil with geophysical companies including, JGI, Schlumberger, Western Geophysical and PGS. From 1995 to 1998, Mr. Kunayev served as President of International Geophysics, Ltd. He was primarily responsible to oversee geological-geophysical operations and exploratory drilling. In January 2002, Mr. Kunayev earned a Ph.D. under the discipline of Geological and Mineralogical Science from the Moscow Geological University in Moscow, Russia. Mr. Kunayev is 45 years old.

         Paul A. Roberts. Mr. Roberts has worked for Caspian Services Group, Limited since 2001. He was appointed President and Chairman of the Board of Caspian Services in February 2002 where he oversees Caspian's operations. Prior to that time, Mr. Roberts was a Vice President. As such, he was responsible for business development, financial planning, contracts, marketing and operations in Kazakhstan and Central Asia. In this position, he worked closely with government authorities and state and local businesses. From 1999 to 2001, Mr. Roberts was an Area Manager for PGS Onshore, Inc., in Almaty Kasakhstan. As Area Manager, he was responsible for seismic exploration. He also performed many of the same duties he performed in his capacity as Vice President of Caspian. From 1997 to 1999, Mr. Roberts was the Resident Manager for PetroAlliance (WGS) in Almaty, Kazakhstan. He was responsible for land and marine seismic exploration. He also oversaw business and financial planning, contract negotiations and operations in Kazakhstan and Central Asia. Mr. Roberts is 45 years old.

         Marat Cherdabayev. Since January 2001, Mr. Cherdabayev has worked in the Department of Project Finance at OJSC Kazakhtelecom in Almaty, Kazakhstan. He currently serves as the Head of Project Planning and Monitoring, with responsibility for analyzing the financial feasibilty of investment projects. From October 2000 to January 2001, Mr. Cherdabayev served as the Advisor to the President of TNS Plus, a private telecommunications company in Almaty, Kazakhstan. In that capacity, he developed and advised the president on marketing strategies, marketing analysis and optimization issues. From January 1999 to June 1999, Mr. Cherdabayev was a Mutual Fund Accountant for State Street Corporation, in Boston,

Massachusetts. His primary duties included producing and verifying daily financial statements, monitoring general ledger activity and pricing and reconciling five mutual funds on a daily basis. From January 1998 to June 1998, Mr. Cherdabayev was a Financial Reporting Assistant at Boston Edison in Boston Massachusetts. Mr. Cherdabayev graduated with a Bachelor of Science in Business Adminstration from Northeastern University in June 2000. Mr. Cherdabayev is 27 years old.

         We do not expect that any of the nominees will become unavailable for election as a director, but, if for any reason that should occur prior to the Special Meeting, the persons named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

         There were no material transactions between our company and any of our officers, any director or nominee for election as director, any stockholder holding more than 5% of our Common Stock or any relative or spouse of any of the foregoing persons.

                  OUR BOARD RECOMMENDS A VOTE "FOR" EACH OF THE
                              NOMINEES LISTED ABOVE


                                 PROPOSAL THREE

               RATIFY THE EMPS CORPORATION 2002 STOCK OPTION PLAN

         Description of EMPS Corporation 2002 Stock Option Plan

         We adopted the EMPS Corporation 2002 Stock Option Plan, effective March 15, 2002, subject to shareholder approval (the "Plan"), a copy of which will be available for inspection at the Company's principal executive offices for a period of ten days preceding the date of the Special Meeting. Under the Plan, our key employees, advisors and consultants, (including directors and officers who are employees) may be granted options to purchase shares of our Common Stock.

         The Plan permits the granting of 1,000,000 shares of Common Stock at a price equal to one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the Common Stock which is subject to the option. Further, no Incentive Stock Option may be granted to an employee owning Common Stock having more than 10% of the voting power of our company unless the option price for such employee's option is at least 110% of the fair market value of the Common Stock subject to the option at the time the option is granted and the option is not exercisable after the expiration of five years from the date of granting. The par value of our Common Stock is presently $.001 per share. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. Unless otherwise specified by our Board, options granted under the Plan are Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code.

         Administration of the Plan

         The Plan shall be administered by our Board until such time as a Compensation Committee is appointed. Subject to the provisions of the Plan, our Board determines the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and interprets the Plan and makes such rules of procedure as our Board may deem proper.

         Upon the granting of any option, the optionee must enter into a written agreement with us setting forth the terms upon which the option may be exercised. Such an agreement will set forth the length of the term of the option and the timing of its exercise as determined by our Board. The Compensation Committee, or if there is none, our Board, in its sole discretion will determine the vesting schedule and exercise dates of any equity security granted under the Plan at the time each grant is made. No equity security granted under the plan shall be exercisable within six months of the date of grant without approval of our the Compensation Committee or our Board. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to us in cash.

         Under the Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death or disability of the optionee, the option shall automatically terminate. If the termination is by reason of retirement, the optionee may exercise such portion of the option as has vested, within three months of termination or within the remaining term of the option, whichever is shorter. If the optionee dies while employed by us or our subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficiary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment but in no event may the option be exercised later than the date on which the option would have expired had the optionee not become disabled.

         Federal Income Tax Consequences

         With respect to the tax effects of non-qualified stock options, since the options granted under the Plan do not have a "readily ascertainable fair market value" within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted. When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of our Common Stock on the date of exercise of the option over the option price. We will withhold income and employment taxes in connection with the optionee's recognition of ordinary income as a result of the exercise by an optionee of a non-qualified stock option. We generally can claim an ordinary deduction in the fiscal year which includes the last day of the taxable year of the optionee which includes the exercise date or the date on which the optionee recognizes income. The amount of such deduction will be equal to the ordinary income recognized by the optionee. When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee's basis in the shares and the sale price will be taxed to the optionee as a capital gain (or loss).

         With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any taxable income when the option is granted or exercised. If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee within two years after the date the option was granted or within one year after the shares were transferred to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long- term capital gain and any loss sustained will be a long-term capital loss and (b) we will be allowed no deduction for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

         If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally
(a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) we will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by our company. A Disqualifying Disposition will eliminate the item of tax preference associated with the exercise of the Incentive Stock Option.

         Changes in Plan

         The Plan may be terminated, suspended, or modified at any time by our Board, but no amendment increasing the maximum number of shares for which options may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted, otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees shall be made without first obtaining approval by a majority of our shareholders. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the Plan.

         Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee's lifetime may be exercised only by the optionee. All of the Options previously issued under the prior plan remain unchanged and outstanding.


               OUR BOARD RECOMMENDS A VOTE "FOR" PROPOSAL THREE TO RATIFY THE EMPS CORPORATION 2002 STOCK OPTION PLAN

                                  PROPOSAL FOUR

                       APPROVAL OF INDEPENDENT ACCOUNTANTS

         The firm of David T. Thomson, P.C. served as our auditors for the fiscal year ended December 31, 2001. Our Board has selected the firm of David T. Thomson, P.C., to continue in that capacity for 2002 and is submitting this matter to shareholders for their ratification.

         In the event of a negative vote, a selection of other auditors will be made by our Board. A representative of David T. Thomson, P.C., is not expected to be present at the Special Meeting. In the event a representative is present he or she will be given an opportunity to make a statement if he or she desires and if present, he or she is expected to be available to respond to appropriate questions. Notwithstanding approval by the shareholders, our Board reserves the right to replace the auditors at any time.


          OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL FOUR,
              RATIFYING THE APPOINTMENT OF DAVID T. THOMSON, P.C.,
                      AS INDEPENDENT ACCOUNTANTS FOR 2002.


         OTHER MATTERS

         We know of no other matters that are to be presented for action at the Special Meeting other than those set forth above. If any other matters properly come before the Special Meeting, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

         WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

         We filed an Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the Form 10-KSB (without exhibits) from us by requesting a copy in writing or by telephone at the following address:

                           EMPS Corporation
                           875 Donner Way, Unit 705
                           Salt Lake City, Utah 84108
                           (801) 582-7600
                           Attention: Investor Relations

         The exhibits to the Form 10-KSB are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by May 22, 2002, to receive them before the Special Meeting.

                                            By order of the board of directors,

                                            /s/ LOUIS NAEGLE
                                            -----------------------------
                                            LOUIS NAEGLE
                                            President


May 7, 2002

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                EMPS CORPORATION

                                      PROXY

         The undersigned appoints Louis Naegle and Timothy L. Adair, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.001 per share ("Common Stock"), of EMPS Corporation, (the "Company") which the undersigned is entitled to vote at the special meeting of stockholders to be held at the law offices of Poulton & Yordan, 136 East South Temple, Suite 1700-A, Salt Lake City, Utah, at 10:00 a.m., local time, on May 29, 2002, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and joint proxy statement and prospectus relating to, the meeting (receipt whereof is hereby acknowledged).

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

IF A PROXY IS SIGNED AND DATED BUT NOT MARKED, YOU WILL BE DEEMED TO HAVE VOTED "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

1. To ratify an Agreement and Plan of Reorganization, dated as of February 28, 2002, among EMPS Corporation, a Nevada corporation, and Caspian Services Group, Limited, a British Virgin Islands corporation, whereby EMPS Corporation shall acquire all of the issued and outstanding common shares of Caspian Services Group, Limited in exchange for 27,089,700 restricted common shares of EMPS Corporation and Caspian Services Group, Limited shall be become a wholly owned subsidiary if EMPS
         Corporation:

         [ ] FOR                   [ ] AGAINST                     [ ] ABSTAIN

2. To elect the following directors to our Board of Directors to serve for a period of one year and until their successors shall have been elected and qualified.

         Mirgali Kunayev                    [ ]  FOR             [ ]  ABSTAIN
         Paul A. Roberts                    [ ]  FOR             [ ]  ABSTAIN
         Marat Cherdabayev                  [ ]  FOR             [ ]  ABSTAIN

3. To ratify our EMPS Corporation 2002 Stock Option Plan fo purposes of Sections 162(m) and 422 of the Internal Revenue Code:

         [ ] FOR                   [ ] AGAINST                     [ ] ABSTAIN

4. To ratify the selection of David T. Thomson, P.C. as independent auditor of EMPS Corporation for the 2002 fiscal year; and

         [ ] FOR                   [ ] AGAINST                     [ ] ABSTAIN

5. Authority to vote in their discretion on such other business as may properly come before the meeting:

         [ ] FOR                   [ ] AGAINST                     [ ] ABSTAIN

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not sign and return this proxy card or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the board of directors' recommendations, just sign where indicated. You need not mark any boxes.

         Please sign your name below exactly as it appears hereon. When shares of Common Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as its authorized officer. If a partnership, please sign in partnership name as its authorized person.


                                                     Dated:  May _______, 2002


                                                     ___________________________
                                                     Signature (Title, if any)


                                                     ___________________________
                                                     Signature if held jointly


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                    EXHIBIT A

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 28th day of February, 2002, by and between EMPS Corporation, a Nevada corporation ("EMPS") and Caspian Services Group Limited, a British Virgin Islands corporation ("Caspian") and the shareholders of Caspian, Mohul Nominees Limited and Elcan Nominees Limited ("Shareholders"), with reference to the following:

         A. EMPS is a Nevada corporation organized in 1998. EMPS has authorized capital stock of 150,000,000 shares, $.001 par value, of which 2,910,300 shares are currently issued and outstanding. The common shares of EMPS are registered under section 12(g) of the Securities Exchange Act of 1934 and are traded on the OTCBB under the symbol EPSC. EMPS has a wholly owned subsidiary, EMPS Research Corporation, a Utah Corporation ("EMPS Research").

         B. Caspian is a privately held corporation organized under the laws of the British Virgin Islands on December 22, 1999.

         C. The respective Boards of Directors of EMPS and Caspian and the shareholders of Caspian have deemed it advisable and in the best interests of the Parties that Caspian be acquired by EMPS, pursuant to the terms and conditions set forth in this Agreement.

         D. The Parties propose to enter into this Agreement which provides among other things that all of the outstanding shares of Caspian be acquired by EMPS, in exchange for shares of EMPS and such additional items as more fully described in the Agreement.

         E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                 THE ACQUISITION

         1.01 At the Closing, a total of 100 common shares, which represents all of the outstanding shares of Caspian shall be acquired by EMPS in exchange for 27,089,700 restricted common shares of EMPS. The shares of EMPS to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

         1.02 At the Closing, the Caspian shareholders will deliver certificates for the outstanding shares of Caspian, duly endorsed so as to make EMPS the sole holder thereof, free and clear of all claims and encumbrances and EMPS shall deliver a transmittal letter directed to the transfer agent of EMPS directing the issuance of shares to the shareholders of Caspian as set forth on Exhibit A of this Agreement.

         1.03 Following the reorganization, there will be a total of 30,000,000 shares, $.001 par value, issued and outstanding in EMPS.

         1.04 Following the reorganization, Caspian will be a wholly owned subsidiary of EMPS.

                                    ARTICLE 2
                                   THE CLOSING

         2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 136 East South Temple, Suite 1700-A, Salt Lake City, UT 84111 on or before ________________, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF EMPS

         EMPS hereby represents and warrants to Caspian as follows:

         3.01 EMPS shall deliver to Caspian, on or before Closing, each of the following:

                  (a) Financial Statements. Audited financial statements of EMPS including, but not limited to, balance sheets and profit and loss statements from inception to its fiscal year ended December 31, 2001, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of EMPS at the dates thereof. (Schedule A)

                  (b) Property. An accurate list and description of all property, real or personal, owned by EMPS of a value equal to or greater than $1,000.00. (Schedule B.)

                  (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of EMPS incurred or owing as of the date of this Agreement. (Schedule C.1.)

                  (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which EMPS is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by EMPS (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended

         December 31, 2001, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

                  (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of EMPS for the repayment of borrowed money. (Schedule E.)

                  (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

                  (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of EMPS together with all amendments thereto to the date hereof. (Schedule G.)

                  (h) Shareholders. A complete list of all persons or entities holding capital stock of EMPS or any rights to subscribe for, acquire, or receive shares of the capital stock of EMPS (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

                  (i) Officers and Directors. A complete and current list of all Officers and Directors of EMPS. (Schedule I.)

                  (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of EMPS who received $1,000.00 or more in aggregate compensation from EMPS whether in salary, bonus or otherwise, during the year 2001, or who is presently scheduled to receive from EMPS a salary in excess of $1,000.00 during the year ending December 2001, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

                  (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of EMPS threatened, which may materially and adversely affect EMPS. (Schedule K.)

                  (l) Tax Returns. Accurate copies of all Federal and State tax returns for EMPS for the last fiscal year. (Schedule L.)

                  (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by EMPS under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

                  (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which EMPS has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

                  (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein EMPS is qualified to do business and is in good standing. (Schedule O.)

                  (p) Subsidiaries. A complete list of all subsidiaries of EMPS. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which EMPS has an interest, direct or indirect.

                  (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of EMPS, if any. (Schedule Q.)

                  (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which EMPS may have, other than those listed in the schedule on Union Matters. (Schedule R.)

                  (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of EMPS in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

                  (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming EMPS as an insured or beneficiary or as a loss payable payee or for which EMPS has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by EMPS regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming EMPS as beneficiary covering the business activities of EMPS. (Schedule T.)

                  (u) Customers. A complete and accurate list (in all material respects) of the customers of EMPS, including presently effective contracts of EMPS to be assigned to EMPS, accounting for the principle revenues of EMPS, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2001. (Schedule U.)

                  (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of EMPS. (Schedule V.)

         3.02 Organization, Standing and Power. EMPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

         3.03 Qualification. EMPS is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which EMPS is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

         3.04 Capitalization of EMPS. The authorized capital stock of EMPS consists of 150,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding will be 2,910,300, which shares were or will be duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the EMPS stock.

         3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of EMPS. This Agreement constitutes the valid and binding obligation of EMPS enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by EMPS and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of EMPS's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which EMPS is a party or bound by.

         3.06 Absence of Undisclosed Liabilities. EMPS has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

         3.07 Absence of Changes. Since December 31, 2001 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of EMPS, except for changes resulting from completion of those transactions described in Section 5.01.

         3.08 Tax Matters. All taxes and other assessments and levies which EMPS is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by EMPS in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by EMPS income or business prior to the Closing Date.

         3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which EMPS or its shareholders are a party or by which EMPS or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of EMPS or any securities representing the right to purchase or otherwise receive any such capital stock of EMPS.

         3.10 Title to Assets. Except for liens set forth in Schedule C, EMPS is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

         3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which EMPS is a party are valid and in full force and effect on the date hereof, and EMPS has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of EMPS.

         3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either EMPS or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of EMPS. EMPS has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         3.13 Governmental Regulation. To the knowledge of EMPS and except as set forth in Schedule K, EMPS is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of EMPS.

         3.14 Brokers and Finders. EMPS shall be solely responsible for payment to any broker or finder retained by EMPS for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         3.15 Accuracy of Information. No representation or warranty by EMPS contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Caspian pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         3.16 Subsidiaries. Except as listed in Schedule P, EMPS does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by EMPS or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

         3.18 Improper Payments. Neither EMPS, nor any person acting on behalf of EMPS has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of EMPS (b) any customer, supplier or competitor of EMPS or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for EMPS or (c) any political party or any candidate for elective political office nor has any fund or other asset of EMPS been maintained that was not fully and accurately recorded on the books of account of EMPS.

         3.19 Copies of Documents. EMPS has made available for inspection and copying by Caspian and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by EMPS with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of EMPS, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of EMPS or adversely effect the objectives of this Agreement with respect to Caspian including, but not limited to, the issuance and subsequent trading of the shares of common stock of EMPS to be received hereby, subject to compliance by the shareholders of Caspian with applicable law.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                         CASPIAN SERVICES GROUP LIMITED

         Caspian hereby represents and warrants to EMPS as follows:

         4.01 Caspian shall deliver to EMPS, on or before Closing, the following:

                  (a) Financial Statements. Audited financial statements of Caspian from its inception, through December 31, 2001, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of Caspian at the dates thereof. (Schedule AA)

                  (b) Property. An accurate list and description of all property, real or personal owned by Caspian of a value equal to or greater than $1,000.00. (Schedule BB)

                  (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Caspian incurred or owing as of the date of this Agreement. (Schedule CC.1.)

                  (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Caspian is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Caspian (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2001 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

                  (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Caspian for the repayment of borrowed money. (Schedule EE.)

                  (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contempla ted is required to
         avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

                  (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Caspian, together with all amendments thereto to the date hereof. (Schedule GG.)

                  (h) Shareholders. A complete list of all persons or entities holding capital stock of Caspian or any rights to subscribe for, acquire, or receive shares of the capital stock of Caspian (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

                  (i) Officers and Directors. A complete and current list of all officers and Directors of Caspian. (Schedule II.)

                  (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Caspian who received $1,000 or more in aggregate compensation from Caspian whether in salary, bonus or otherwise, during the year 2001, or who is presently scheduled to receive from Caspian a salary in excess of $1,000.00 during the year ending December 31, 2001, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

                  (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Caspian threatened, which may materially and adversely affect Caspian. (Schedule KK.)

                  (l) Tax Returns. Accurate copies of all tax returns of Caspian filed in the British Virgin Islands or Kazakhstan through the period ended December 31, 2001. (Schedule LL.)

                  (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Caspian with any governmental agencies in the British Virgin Islands or Kazakhstan. (Schedule MM.)

                  (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Caspian has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

                  (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Caspian is qualified to do business and is in good standing. (Schedule OO.)

                  (p) Subsidiaries. A complete list of all subsidiaries of Caspian. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Caspian has an interest, direct or indirect.

                  (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Caspian, if any. (Schedule QQ.)

                  (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Caspian may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

                  (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Caspian in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

                  (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Caspian as an insured or beneficiary or as a loss payable payee or for which Caspian has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Caspian regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Caspian as beneficiary covering the business activities of Caspian. (Schedule TT.)

                  (u) Customers. A complete and accurate list (in all material respects) of the customers of Caspian, including all presently effective contracts of Caspian to be assigned to Caspian, accounting for the principle revenues of Caspian, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 2001. (Schedule UU.)

                  (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Caspian. (Schedule VV.)

         4.02 Organization, Standing and Power. Caspian is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted and has a registered corporate office in Kazakhstan with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

         4.03 Qualification. Caspian is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Caspian is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

         4.04 Capitalization of Caspian. The authorized capital stock of Caspian consists of 50,000 shares of Common Stock, par value $1.00 per share, of which the only shares issued and outstanding are 100 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Caspian stock.

         4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Caspian. This Agreement constitutes the valid and binding obligation of Caspian, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Caspian and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Caspian's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Caspian is a party or bound.

         4.06 Absence of Undisclosed Liabilities. Caspian has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

         4.07 Absence of Changes. Since the date of inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Caspian, except for changes resulting from completion of those transactions described in Section 5.02.

         4.08 Tax Matters. All taxes and other assessments and levies which Caspian is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Caspian in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, provincial, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Caspian income or business prior to the Closing Date.

         4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Caspian or its shareholders are a party or by which Caspian or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Caspian or any securities representing the right to purchase or otherwise receive any such capital stock of Caspian.

         4.10 Title to Assets. Except for liens set forth in Schedule CC, Caspian is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

         4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Caspian is a party are valid and in full force and effect on the date hereof, and Caspian has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Caspian.

         4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Caspian, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Caspian. Caspian has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         4.13 Governmental Regulation. To the knowledge of Caspian and except as set forth in Schedule KK, Caspian is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Caspian. .

         4.14 Broker and Finders. Caspian shall be solely responsible for payment to any broker or finder retained by Caspian for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         4.15 Accuracy of Information. No representation or warranty by Caspian contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to EMPS pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         4.16 Subsidiaries. Except as listed in Schedule PP, Caspian does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Caspian or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

         4.18 Improper Payments. No person acting on behalf of Caspian has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Caspian , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Caspian been maintained that was not fully and accurately recorded on the books of account of Caspian.

         4.19 Copies of Documents. Caspian has made available for inspection and copying by EMPS and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Caspian with governmental agencies, including but not limited to any taxing authority, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Caspian or adversely affect the objectives of this Agreement.

         4.20 Investment Intent of Shareholders. Each shareholder of Caspian represents and warrants to EMPS that the shares of EMPS being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION

         5.01 Conduct and Transactions of EMPS. During the period from the date hereof to the date of Closing, EMPS shall:

                  (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

                  (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities;

         EMPS shall not during such period, except in the ordinary course of business, without the prior written consent of Caspian:

                  (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

                  (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  (c) Except as set forth in paragraph 5.01(c) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

                  (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

                  (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000, excluding the acquisitions identified in Paragraph B of this Agreement;

                  (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party, excluding the acquisitions identified in Paragraph B of this Agreement;

                  (g) Make any material change in its insurance coverage;

                  (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

                  (i) Enter into any agreement or make any commitment to any labor union or organization;

                  (j) Make any capital expenditures, excluding the acquisitions identified in Paragraph B of this Agreement.

         5.02 Conduct and Transactions of Caspian. During the period from the date hereof to the date of Closing, Caspian shall:

                  (a) Obtain an investment letter from each shareholder of Caspian in a form substantially like that attached hereto as Exhibit B.

                  (b) Conduct the operations of Caspian in the ordinary course of business.

         Caspian shall not during such period, except in the ordinary course of business, without the prior written consent of EMPS:

                  (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of Caspian;

                  (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

                  (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

                  (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

                  (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

                  (g)    Make  any  material change in its insurance coverage;

                  (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

                  (i) Enter into any agreement or make any commitment to any labor union or organization;

                  (j) Make any material capital expenditures.

                  (k) Allow any of the foregoing actions to be taken by any subsidiary of Caspian.

                                    ARTICLE 6
                              RIGHTS OF INSPECTION

         6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, EMPS and Caspian agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of EMPS or Caspian, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, EMPS and Caspian will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.01 Conditions to Obligations of Caspian. The obligation of Caspian to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Caspian.

                  (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by EMPS which in the opinion of Caspian would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of EMPS set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. EMPS shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and EMPS shall have complied in all material respects with the course of conduct required by this Agreement.

                  (c) Corporate Action. EMPS shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Caspian that EMPS has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                  (d) Consents. Execution of this Agreement by the shareholders of Caspian and any consents necessary for or approval of any party listed on any Schedule delivered by EMPS whose consent or approval is required pursuant thereto shall have been obtained.

                  (e) Financial Statements. Caspian shall have been furnished with audited financial statements of EMPS including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end December 31, 2001. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of EMPS as of the periods stated.

                  (f) Statutory Requirements. All statutory requirements for the valid consummation by EMPS of the transactions contemplated by this Agreement shall have been fulfilled.

                  (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by EMPS for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (h) Changes in Financial Condition of EMPS. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of EMPS, except expenditures in furtherance of this Agreement, excluding the acquisitions identified in Paragraph B of this Agreement.

                  (i) Absence of Pending Litigation. EMPS is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                  (j) Authorization for Issuance of Stock. Caspian shall have received in form and substance satisfactory to counsel for Caspian a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of EMPS issue stock certificates representing ownership of EMPS common stock to Caspian shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

         7.02 Conditions to Obligations of EMPS. The obligation of EMPS to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by EMPS.

                  (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Caspian, which in the opinion of EMPS, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Caspian set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. Caspian shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Caspian shall have complied in all respects with the course of conduct required by this Agreement.

                  (c) Corporate Action. Caspian shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for EMPS that Caspian has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                  (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Caspian, whose consent or approval is required pursuant thereto, shall have been obtained.

                  (e) Financial Statements. EMPS shall have been furnished with audited financial statements of Caspian including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end December 31, 2001. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Caspian as of the periods stated.

                  (f) Statutory Requirements. All statutory requirements for the valid consummation by Caspian of the transactions contemplated by this Agreement shall have been fulfilled.

                  (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Caspian for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (h) Employment Agreements. Existing Caspian employment agreements will have been delivered to counsel for EMPS.

                  (i) Changes in Financial Condition of Caspian. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Caspian, except expenditures in furtherance of this Agreement.

                  (j) Absence of Pending Litigation. Caspian is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

                  (k) Shareholder Approval. The Caspian shareholders shall have approved the Agreement and Plan of Reorganization.


                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

         8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.


                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

         9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by EMPS or Caspian pursuant hereto, or otherwise adopted by EMPS, by its written approval, or by Caspian by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by EMPS or Caspian as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   ARTICLE 10
           TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

         10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

                  (a) By mutual written consent of the Boards of Directors of EMPS and Caspian.

                  (b) By the Board of Directors of EMPS if any of the conditions set forth in Section

         7.02 shall not have been satisfied by the Closing Date.

                  (c) By the Board of Directors of Caspian if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

         10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                   ARTICLE 11
                      EXCHANGE OF SHARES; FRACTIONAL SHARES

         11.01 Exchange of Shares. At the Closing, EMPS shall issue a letter to the transfer agent of EMPS with a copy of the resolution of the Board of Directors of EMPS authorizing and directing the issuance of EMPS shares as set forth on Exhibit A to this Agreement.

         11.02 Restrictions on Shares Issued to Caspian. Due to the fact that Caspian will receive shares of EMPS common stock in connection with the acquisition which have not been registered under the1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of EMPS will contain the following legend:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is required.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah excluding the conflicts of laws.

         12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

         If to "EMPS"                          If to "Caspian "

         EMPS Corporation                      Caspian Services Group Limited
         875 Donner Way                        P.O. Box 544, 14 Britannia Place,
         Unit 705                              Bath Street
         Salt Lake City, Utah 84108            St. Helier, Jersey JE 4 SU
                                               Channel Islands
         With copies to:

         Ronald L. Poulton, Esq.
         136 East South Temple, Suite 1700-A
         Salt Lake City, UT 84111

         12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

                  (a) Extend the time for the performance of any of the obligations of the other;

                  (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

                  (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

                  (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

         12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by EMPS or Caspian shall not constitute a waiver of the right to pursue other available remedies.

         12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of EMPS and Caspian and its shareholders.

         12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

         12.08 Each Party to Bear its Own Expense. EMPS and Caspian shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

         12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Executed as of the date first written above.

"EMPS"                                      "Caspian "

EMPS Corporation                            Caspian Services Group Limited
a Nevada corporation                        a British Virgin Islands corporation



By: /s/ Louis Naegle                        By: /s/ Paul Roberts
    ------------------------------              --------------------------------
    Louis Naegle, President                       Paul Roberts, President


"Shareholders"                              "Shareholders"

 Mohul Nominees Limited                     Elcan Nominees Limited



By: /s/ K. Carter                           By: /s/ I.A.G. Moodie
    ------------------------------              --------------------------------
     K. Carter, Director                          I.A.G. Moodie, Director

                                    EXHIBIT A



Name of Shareholder             Caspian Shares Owned    EMPS Shares to be Issued

Elcan Nominees Limited                     36                   9,752,292


EMPS Corporation shares to be
 issued as follows:

         Paul Roberts                                           3,250,764
         Laird Garrard                                          3,250,764
         Dora International Ltd.                                3,250,764


Mohul Nominees Limited                     64                  17,337,408


EMPS Corporation shares to be
 issued as follows:

         Techgrand Company, Ltd                                 3,250,764
         Petroleum Group Services Ltd                          14,086,644